                                   Exhibit 3


                     PROPOSED FORM OF CERTIFICATE (30011)

**DATA PAGE**                                           CERTIFICATE NUMBER:


                                                              INSURED:




                                                          RIGHT TO EXAMINE
                                                             CERTIFICATE
THE AMOUNT OF THE DEATH BENEFIT OR THE
DURATION OF THE DEATH BENEFIT MAY INCREASE         Please read this certificate.
OR DECREASE UNDER THE CONDITIONS DESCRIBED\        You may return this
ON PAGES 3.02 AND 3.03.                            certificate to us or to the
                                                   agent through whom it was
                                                   purchased within 20 days from
THE CERTIFICATE'S CASH VALUE IN EACH               the date you receive it or
INVESTMENT DIVISION OF THE SEPARATE                within 45 days after the
ACCOUNT IS BASED ON THE INVESTMENT                 application is signed,
EXPERIENCE OF THAT INVESTMENT DIVISION             whichever period ends later.
AND MAY INCREASE OR DECREASE DAILY. IT             If you return it within this
IS NOT GUARANTEED AS TO DOLLAR AMOUNT.             period, the certificate will
SEE THE SEPARATE ACCOUNT PROVISION.                be void from the beginning.
                                                   We will refund any premium
                                                   paid.





                                                         FLEXIBLE PREMIUM
                                                          VARIABLE LIFE
                                                       INSURANCE TO AGE 95

                                                   Flexible Premiums are payable
                                                   during the lifetime of the
The provisions on the pages which follow are       insured to age 95. The death
a part of this certificate. This contains a        benefit is payable at the
summary of the terms of the Group Contract         death of the insured prior to
which is the contract between the Contract-        age 95 and while the
holder and Paragon Life Insurance Company.         certificate is in force. Cash
This certificate is evidence of life insurance     surrender value, if any, is
under the Group Contract and is subject to all     payable at the insured's age
of the terms and limits of the Group Contract      95.
and any amendments thereto. PLEASE  READ
YOUR CERTIFICATE CAREFULLY.



ISSUED BY: PARAGON LIFE INSURANCE CO.
           A STOCK COMPANY
           100 SOUTH BRENTWOOD
           ST. LOUIS, MISSOURI 63105
           (314) 862-2211

                                     0.01

                       ALPHABETIC GUIDE TO YOUR CONTRACT


Page                                            Page
6.04 Addition, Deletion or Substitution of      3.01  Maturity Date
     Investments                                6.03  Misstatement of Age and
3.04 Allocation of Net Premiums                       Corrections
6.01 Assignments                                4.03  Monthly Cost of Insurance
4.05 Basis of Computation                       4.03  Monthly Deduction
6.01 Beneficiary                                4.02  Net Investment Factor
4.03 Cash Surrender Value                       3.04  Net Premium
4.01 Cash Values                                6.01  Owner
3.03 Certificate Changes                        4.04  Partial Withdrawals
3.01 Certificate Date                           7.01  Payment of Benefits
3.03 Change in Contract Type                    3.04  Payment of Premiums
3.03 Change in Face Amount                      4.05  Postponement of Payments
6.01 Change of Owner or Beneficiary             3.02  Proceeds
6.02 Claims of Creditors                        3.05  Reinstatement
6.01 Conformity with Statutes                   6.02  Right to Examine Increase
6.02 Conversion Rights                                in Face Amount
3.02 Death Benefit                              6.02  Right to Examine
                                                      Certificate
3.01 Definitions                                4.02  Separate Account Cash
                                                      Value
6.02 Eligibility Change Conversion Privilege    6.03  Separate Account
                                                      Provisions
3.04 Grace Period                               7.01  Settlement Options
3.01 Incontestability                           6.02  Statements in Application
7.01 Interest on Proceeds                       6.03  Suicide Exclusion
4.03 Loan Account Cash Value                    6.04  Transfers
4.01 Loans

Additional Benefit Riders, Modifications and Amendments, if any, and a Copy of the Application are found following the final section.

                                     0.02

CERTIFICATE SPECIFICATIONS



INSURED AGE                    (AGE)      INSURED                   (INSURED)
SEX                            (SEX)      FACE AMOUNT               (FACEAMT)
CONTRACT TYPE             (CONTTYPE)      CERTIFICATE DATE         (CERTDATE)
MINIMUM FACE AMOUNT     (MINFACEAMT)      CERTIFICATE NUMBER        (CERTNUM)
NET PREMIUM PERCENTAGE  (NETPREMPER)      PLANNED ANNUAL PREMIUM   (APREMIUM)
                                          MONTHLY EXPENSE CHARGE   (MOEXPCHG)
LOAN ACCOUNT GUARANTEED                   FIRST YEAR MONTHLY
  INTEREST RATE              (LAGIR)          EXPENSE CHARGE          (FYMEC)



FORM                 BENEFITS-AS SPECIFIED IN CERTIFICATE
NUMBER                         AND IN ANY RIDER


                  CERTIFICATE PLAN: FLEXIBLE PREMIUM VARIABLE
                            LIFE INSURANCE TO AGE 95



(DOCSLIST[LOOPIN, 1])

                                     1.01

CERTIFICATE SPECIFICATIONS


INSURED                    (INSURED)
CERTIFICATE DATE          (CERTDATE)
CERTIFICATE NUMBER         (CERTNUM)


COVERAGE                  RISK                   FACE           MATURITY
                     CLASSIFICATION             AMOUNT            DATE*
(COVRG)              (RISKCLASS)              (FACEAMT)         (MATDATE)



SEPARATE ACCOUNT:   (SEPACCT)



            INITIAL ALLOCATION OF NET PREMIUMS TO SEPARATE ACCOUNT





* IT IS POSSIBLE THAT COVERAGE WILL EXPIRE PRIOR TO THE MATURITY DATE SHOWN WHERE EITHER NO PREMIUMS ARE PAID FOLLOWING PAYMENT OF THE INITIAL PREMIUM OR SUBSEQUENT PREMIUMS ARE INSUFFICIENT TO CONTINUE COVERAGE TO SUCH A DATE. IF CURRENT VALUES CHANGE, THE PLANNED PERIODIC PREMIUM COULD BE INSUFFICIENT TO CONTINUE COVERAGE TO THE MATURITY DATE.

                                     1.02

  CERTIFICATE SPECIFICATIONS



                    DESCRIPTION OF SEPARATE ACCOUNT A FUNDS


  American Life/Annuity Series (the "Series") is an open-end diversified management investment company which was incorporated in Massachusetts on November 12, 1986. The Series offers seven separate funds which operate as distinct investment vehicles. The names and investment objectives of the funds are as follows:

  Cash Management Fund: The investment objective of this Fund is to seek high
  ---------------------
  current yield while preserving capital by investing in a diversified selection of money market instruments.

  High-Yield Bond Fund: The investment objective of this Fund is to seek high
  ---------------------
  current income by investing primarily in intermediate and long-term corporate obligations, with emphasis on higher yielding, higher risk, lower rated or unrated securities.

  Growth-Income Fund: The investment objective of this Fund is to seek growth of
  -------------------
  capital and income by investing primarily in common stocks or other securities with a view to appreciation and/or potential dividends.

  Growth Fund: The investment objective of this Fund is to seek growth of
  ------------
  capital by investing primarily in common stocks or securities with common stock characteristics, such as convertible preferred stocks, which demonstrate the potential for appreciation.

  U.S. Government/AAA-Rated Securities Fund:  The investment objective of this
  ------------------------------------------
  Fund is to seek a high level of current income consistent with prudent investment risk and preservation of capital by investing primarily in a combination of securities guaranteed by the U.S. Government and other debt securities rated AAA or Aaa.

  Asset Allocation Fund: The investment objective of this Fund is to seek total
  ----------------------
  return (including income and capital gains) and preservation of capital over the long-term by investing in a diversified portfolio of securities that can include common stocks and other equity-type securities (such as convertible bonds and preferred stocks), bonds and other intermediate and long-term fixed-income securities, and money market instruments (debt securities maturing in one year or less).

  International Fund: The investment objective of this Fund is to seek long-term
  -------------------
  growth of capital by investing primarily in securities of issuers domiciled outside the United States. A major premise of the Fund's investment approach is the belief that economic and political developments have helped create new opportunities outside the U.S. In addition to investing directly in equity securities, the Fund may invest in American Depository Receipts and European Depository Receipts. When prevailing market, economic, political or currency conditions warrant, the Fund may purchase fixed-income securities of issuers domiciled outside the U.S. Under normal circumstances, the Fund will invest at least 65% of its assets in equity securities of issuers domiciled outside the U.S.

  There can be no assurance that the investment objectives of these Funds, or any other Funds that the Company may create, will be achieved.

                                     1.01

                           SURRENDER CHARGE SCHEDULE

INSURED: (INSURED)                         CERTIFICATE #: (CERTNUM)
AMOUNT OF INSURANCE: (FACEAMT)             CERTIFICATE DATE: (CERTDATE)
SURRENDER CHARGE FACTOR: (SURCHGFACTR)     GUIDELINE ANNUAL PREMIUM: (APREMIUM)

                   CERTIFICATE               SURRENDER
                      YEAR               CHARGE PERCENTAGE
             (SRRCHG[CTR,1])          (SRRCHG[CTR,2])




IF THIS AMOUNT OF INSURANCE IS FULLY SURRENDERED DURING THE TEN YEARS FOLLOWING THE EFFECTIVE DATE, THE SURRENDER CHARGE IS THE APPROPRIATE PERCENTAGE SHOWN ABOVE TIMES THE SURRENDER CHARGE AMOUNT DEFINED IN SECTION 5, CASH VALUES. IF THIS AMOUNT OF INSURANCE IS DECREASED BY SOME FRACTION OF THE TOTAL AMOUNT DURING THE TEN YEARS FOLLOWING THE EFFECTIVE DATE, THE SURRENDER CHARGE AMOUNT WILL BE THE PREVIOUSLY DEFINED SURRENDER CHARGE TIMES THE FRACTION. A NEW SURRENDER CHARGE SCHEDULE PAGE WILL BE MAILED TO YOU FOR THE REMAINING COVERAGE. IF THE AMOUNT OF INSURANCE IS INCREASED, A SURRENDER CHARGE WILL APPLY DURING THE TEN YEARS FOLLOWING THE EFFECTIVE DATE OF THE INCREASE. A NEW SURRENDER CHARGE SCHEDULE PAGE FOR THE INCREASE WILL BE MAILED TO YOU. THE SURRENDER CHARGE FACTOR WILL NOT CHANGE FOR THE INCREASE.

              TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES

                             RATES ARE PER $1,000


INSURED: (INSURED)               POLICY NUMBER:      (CERTNUM)
                                 DATE OF ISSUE:      (CERTDATE)


ATTAINED                   ATTAINED                   ATTAINED
AGE          RATE          AGE          RATE          AGE          RATE
---          ----          ---          ----          ---          ----
29           0.163000      61           1.576000      93           28.155000
30           0.167000      62           1.723000      94           31.307000
31           0.172000      63           1.891000      95
32           0.178000      64           2.078000
33           0.187000      65           2.276000
34           0.196000      66           2.486000
35           0.207000      67           2.704000
36           0.221000      68           2.933000
37           0.238000      69           3.188000
38           0.257000      70           3.478000
39           0.278000      71           3.813000
40           0.303000      72           4.208000
41           0.329000      73           4.661000
42           0.357000      74           5.163000
43           0.386000      75           5.708000
44           0.416000      76           6.284000
45           0.449000      77           6.884000
46           0.483000      78           7.517000
47           0.520000      79           8.203000
48           0.559000      80           8.968000
49           0.603000      81           9.837000
50           0.651000      82          10.829000
51           0.705000      83          11.941000
52           0.767000      84          13.150000
53           0.836000      85          14.440000
54           0.911000      86          15.795000
55           0.988000      87          17.213000
56           1.071000      88          18.699000
57           1.155000      89          20.262000
58           1.244000      90          21.925000
59           1.342000      91          23.733000
60           1.450000      92          25.762000



THESE RATES ARE FOR THE BASE CERTIFICATE AT ISSUE. THEY ARE BASED ON 125 PERCENT OF THE 1980 COMMISSIONERS STANDARD ORDINARY MORTALITY TABLE C.

ANY VALUES GUARANTEED IN THIS CONTRACT ARE BASED ON THESE RATES.

                    1.   DEFINITIONS

We, Us and Our      The Paragon Life Insurance Company.

You and Your        The owner of this certificate. The owner is as shown in the application unless later changed as provided in this certificate. The owner may be someone other than the insured.

                    In the application the words "You" and "Your" refer to the proposed insured person(s).

Insured The person whose life is insured under this certificate. See the certificate specifications page. The insured must be eligible to participate in the plan sponsored by the contractholder at the time this certificate is issued.

Issue Age           The insured's age at his or her last birthday as of the
                    certificate date.

Attained Age        The issue age plus the number of completed certificate
                    years.

Certificate Date    The date of issue of this certificate is the effective date of coverage under this certificate. It is also the date from which certificate anniversaries, certificate years, and certificate months are measured.

Investment          The date the first premium is applied to the Divisions of
Start Date          the Separate Account. This date will be the later of:

                    .    The certificate date; or

                    . The date we receive the first premium at our home office.

Maturity Date       The certificate anniversary on which the insured attains age
                    95. If the insured is living and the certificate is in force on this date, the cash surrender value is payable. It is possible that insurance coverage may not continue to the maturity date even if planned premiums are paid in a timely manner.

Monthly             The same date in each succeeding month as the certificate
Anniversary         date except that whenever the monthly anniversary falls on a date other than a valuation date, the monthly anniversary will be deemed the next valuation date. If any monthly anniversary would be the 29th, 30th, or 31st day of a month that does not have that number of days, then the monthly anniversary will be the last day of that month.

Business Day        Any day that we are open for business.

Separate            A separate investment account created by us to receive and
Account             invest net premiums received for this certificate. The
                    particular Separate Account for this certificate is indicated on the certificate specifications page.

Loan Account        The account to which we will transfer from the Divisions of the Separate Account the amount of any certificate loan.

Loan                A Loan SubAccount exists for each Division of the Separate
SubAccount          Account. Any cash value transferred to the Loan Account will be allocated to the appropriate SubAccount to reflect the origin of the cash value. At any point in time, the Loan
                    Account will equal the sum of all the Loan SubAccounts.

                                     3.01

Contract The Group Flexible Premium Variable Life Insurance Contract issued to the contractholder by us.

                    2.   DEATH BENEFITS

Proceeds            The certificate proceeds are:

                    1. The death benefit under the contract type then in effect; plus

                    2. The monthly cost of insurance for the portion of the month from the date of death to the end of the month of death; less

                    3.   Any loan and loan interest due.

Death Benefit       The death benefit depends upon the contract type in effect on the date of the insured's death. The contract type in effect is shown on the certificate specifications page.

                    Level Contract Type: (Death benefit is level except when it equals a percentage of cash value.)

                    The death benefit is the greater of:

                    1.   The face amount; or

                    2. The applicable percentage of the cash value on the date of death as described in Section 7702(d) of the Internal Revenue Code of 1986 or as set forth in any applicable successor provision thereto.

                    Increasing Contract Type:

                    The death benefit is the greater of:

                    1. The face amount plus the cash value on the date of death; or

                    2. The applicable percentage of the cash value on the date of death as described in Section 7702(d) of the Internal Revenue Code of 1986 or as set forth in any applicable successor provision thereto.

Applicable          The percentages as currently described in Section 7702(d) of
Percentage          the Internal Revenue: Code of 1986 are as follows:

                    In the case of an insured with an       The applicable percentage
                    attained age as of the beginning        shall decrease by a ratable
                    of the certificate year of:             portion for each full year:

                    More than:      But not more than:      From:                        To:
                         0  .....................  40         250  ....................  250
                        40  .....................  45         250  ....................  215
                        45  .....................  50         215  ....................  185
                        50  .....................  55         185  ....................  150
                        55  .....................  60         150  ....................  130
                        60  .....................  65         130  ....................  120
                        65  .....................  70         120  ....................  115
                        70  .....................  75         115  ....................  105
                        75  .....................  90         105  ....................  105
                        90  .....................  95         105  ....................  100

                                     3.02

Certificate         You may request certificate changes at any time. We reserve
Changes             the right to limit the number of changes to one per
                    certificate year and to restrict the changes in the first certificate year. The types of changes allowed are explained below.

                    No change will be permitted that would result in the death benefit under this certificate being included in gross income due to not satisfying the requirements of Section 7702 of the Internal Revenue Code of 1986 or as set forth in any applicable successor provision thereto.

Change in           The face amount may be changed by sending us a written
Face Amount         request.

                    Any decrease in face amount will be subject to the following conditions:

                    1. The decrease will become effective on the monthly anniversary date on or following our receipt of the request.

                    2. The decrease will reduce the face amount in the following order:

                         a. The face amount provided by the most recent increase;

                         b. Face amounts provided by the next most recent increases, successively; and

                         c.   The face amount when the certificate was issued.

                    3. The face amount remaining in force after any requested decrease may not be less than the minimum face amount shown on the certificate specifications page.

                    4.   Any decrease must be at least $5,000.

                    Any increase in face amount will be subject to the following conditions:

                    1. Proof that the insured is insurable by our standards on the date of the requested increase must be submitted.

                    2. The increase will become effective on the monthly anniversary date on or following our receipt of such proof.

                    3.   Any increase must be at least $5,000.

                    4. The insured must have an attained age not greater than age 80 on the date of the requested increase.

                    We will amend your certificate to show the effective date of the decrease or increase.

Change in           The contract type in effect may be changed by sending us a
Contract Type       written request. The effective date of change will be the
                    monthly anniversary date on or following the date we receive the request. On the effective date of this change the death benefit payable does not change.

                    If the contract type in effect is increasing, it may be changed to level. The face amount will be increased to equal the death benefit on the effective date of change.

                    If the contract type in effect is level, it may be changed to increasing. Proof that the insured is insurable by our standards on the date of the change must be submitted. The face amount will be decreased to equal the death benefit less the cash value on the effective date of change. This change may not be made if it would result in a face amount which is less than the minimum face amount shown on the certificate specifications page.

                                     3.03

                    3.   PREMIUMS AND GRACE PERIOD

Payment of          Your first premium is due as of the certificate date. While
Premiums            the insured is living, premiums after the first must be paid at our home office. You may pay planned premiums directly or through the contractholder annually, semiannually, quarterly, or at other intervals we may establish from time to time. This right is subject to our rates and minimum premium requirements as of the certificate date.

                    If this certificate is in your possession and you have not paid the first premium, it is not in force. It will be considered that you have the certificate for inspection only.

                    Premiums after the first may be paid in any amount and at any interval subject to the following conditions:

                    1.   No premium payment may be less than $20.00.

                    2. Total premiums paid in any certificate year may not exceed the maximum premium limit for that certificate year. The maximum premium limit for a certificate year is the largest amount of premium which can be paid in that certificate year such that the sum of the premiums paid under the certificate will not at any time exceed the guideline premium limitation referred to in Section 7702(c) of the Internal Revenue Code of 1986, or as set forth in any applicable successor provision thereto. The maximum premium limit for the following certificate year will be shown on your annual report.

Net Premium         The premium paid times the net premium percentage from the certificate specifications page is the net premium.

Allocation of       You determine the allocation of net premiums among the
Premiums            Net Divisions of the Separate Account. The minimum
                    percentage (other than zero) that may be allocated to any Division of the Separate Account is 10%. Percentages must be in whole numbers. The initial allocation is shown on the certificate specifications page.

Your Right          You may change the allocation of future net premiums among
to Change           the Divisions of the Separate Account subject to the
Allocation          conditions outlined in the Allocation of the Net Premiums
                    Provision. The change in allocation percentages will take effect immediately upon our receipt of your written request.

Grace Period        We will allow a grace period of 62 days. The grace period
                    will start on any monthly anniversary date when the cash surrender value is not large enough to cover the next monthly deduction. (Monthly deduction is defined in the Cash
                    Values Section.) At that time, we will send you and any assignee of record a notice. The notice will indicate the minimum premium needed to keep the certificate in force and the date such payment is due.

                    If you do not pay a premium large enough to cover the monthly deduction by the end of the grace period, your certificate will lapse at the end of that 62 day period. It will then terminate without cash value. If the insured dies during the grace period, any past due monthly deductions will be deducted from the death benefit.

                                     3.04

Reinstatement       You may reinstate your lapsed certificate within 5 years
                    after the date of lapse. This must be done before the insured's age 95. You must submit the following items:

                    1.   A written request for reinstatement.

                    2. Proof satisfactory to us that the insured is insurable by our standards.

                    3.   A premium large enough to cover:

                         a.   The monthly deductions due at the time of lapse;
                              and

                         b. Two times the monthly deduction due at the time of reinstatement.

                    Reinstatement will not be effective until the date of application for reinstatement is approved by us. There will be a full monthly deduction for the certificate month that includes that date. The only accumulation value of this certificate upon reinstatement will be the amount provided by the premium then paid. The application for reinstatement will be contestable for two years during the lifetime of the insured from the date of its approval.

                    Any loan and loan interest due on the date of lapse may be paid or reinstated. Any loan and loan interest reinstated will cause a cash value of an equal amount to also be reinstated.

                    Any loan paid at the time of reinstatement will cause an increase in cash value equal to the amount of the repaid loan.

                    The surrender charge at the time of reinstatement will be the surrender charge in effect at the time of lapse. If only a portion of the coverage is reinstated then only the applicable portion of the surrender charge will be reinstated. We will amend your certificate to show the new surrender charge. The cash value following reinstatement will be increased by the amount of the surrender charge imposed at the time of lapse.

                                     3.05

                       4.  LOANS

                       After the first certificate anniversary, you may borrow an amount not in excess of the loan value of your certificate while it is in force. The minimum amount of your net loan request at any one time must be at least $100. Your certificate will be the sole security for such loan. We have the right to require your certificate for endorsement.

                       The loan value is 85% of the cash value of your certificate at the date of the loan reduced by:

                       1.  Any existing loans and loan interest due; and

                       2.  Any surrender charges.

                       You may allocate the certificate loan and any loan interest due on this loan among the Divisions of the Separate Account. If you do not specify the allocation, then the certificate loan will be allocated among the Divisions of the Separate Account in the same proportion that the cash value in each Division bears to the total cash value of the certificate, minus the cash value in the Loan Account, on the date of the certificate loan.

                       Cash value equal to the certificate loan and the loan interest due on this loan allocated to each Division of the Separate Account will be transferred to the Loan Account, reducing the cash value allocated to the Divisions of the Separate Account accordingly.

                       Cash value held in the Loan Account for loan collateral will earn interest daily at an annual rate of the Loan Account guaranteed interest rate shown on the certificate specifications page.

                       Interest payable on a loan accrues daily. Loan interest is due and payable in arrears on each certificate anniversary or on a pro rata basis for any shorter period as the loan may exist. If you do not pay the interest when it is due, we will add it to your existing loan if your certificate has sufficient loan value. We will charge the same rate of interest on this amount as on the certificate loan. The total loan rate will be 8.0% per year.

Loan Repayments        All funds received will be credited to your certificate
                       as a premium unless clearly marked for loan repayment.

                       You may repay your loan in whole or in part at any time before the death of the insured while the certificate is in force. When a loan repayment is made, cash value securing the debt in the Loan Account equal to the loan repayment will be repaid to the Divisions of the Separate Account in the same proportion that the cash value in the Loan Account bears to the cash value in each Loan SubAccount as of the date the original loan was made, unless you indicate a specific allocation to the Divisions of the Separate Account. Unpaid loans and loan interest will be deducted from any settlement of your certificate.

                       If you fail to make repayment when the total loan and loan interest due would exceed the cash value, less any surrender charges, your certificate will be in default. We will allow you a grace period for such payment of loans and loan interest due. In such event that payment is not made, the certificate terminates at the end of the grace period. On the date of default, we will mail a notice to your last known address, the last known address of the insured, and that of any assignee of record. This grace period of 62 days will start on the monthly anniversary immediately before the date the total loan and loan interest exceeds the cash value less any surrender charges and any unpaid monthly expense charges; or 31 days after such notice has been mailed, if later.

                       5.  CASH VALUES

Cash Value             The cash value of your certificate is equal to the total
                       of:

                       - The cash value in the Divisions of the Separate Account; plus

                       -  The cash value in the Loan Account.

                                     4.01

                       You may borrow against the loan value of your certificate. The interest rate used to calculate the interest earned on the cash values in the Loan Account securing any certificate loan will be at an effective annual rate not less than the Loan Account guaranteed interest rate shown on the certificate specifications page.

Separate Account       The cash value in each Division of the Separate Account
Cash Value             on the Investment Start Date is equal to:

                       - The portion of the initial net premium received and allocated to the Division; minus

                       - The portion of the monthly deductions due from the certificate date through the Investment Start Date charged to the Division.

                       The cash value in each Division of the Separate Account on a subsequent valuation date is equal to:

                       - The cash value in the Division on the preceding valuation date multiplied by that Division's net investment factor for the current valuation period; plus

                       - Any portion of net premium received and allocated to the Division during the current valuation period; plus

                       - Any net amounts transferred to the Division from another Division during the current valuation period; plus

                       - Any loan repayments allocated to the Division during the current valuation period; plus

                       - That portion of any interest credited on outstanding loans which is allocated to the Division during the current valuation period; minus

                       - Any amounts transferred plus any transfer charge from the Division during the current valuation period; minus

                       - Any partial withdrawal plus any withdrawal transaction charge from the Division during the current valuation period; minus

                       - Any surrender charges incurred during the current valuation period; minus

                       - Any amount transferred from the Division to the Loan Account during that valuation period; minus

                       - If a monthly anniversary occurs during the current valuation period, the portion of the monthly deduction charged to the Division during the current valuation period to cover the certificate month which starts during that valuation period.

Net Investment         The Net Investment Factor measures the investment
Factor                 performance of a Division during a valuation period. The
                       Net Investment Factor for each Division for a valuation period is calculated as follows:

                       - The value of the assets at the end of the preceding valuation period; plus

                       - The investment income and capital gains --- realized or unrealized --- credited to the assets in the valuation period for which the net investment factor is being determined; minus

                       - The capital losses --- realized or unrealized --- charged against those assets during the valuation period; minus

                       - Any amount charged against each Division for taxes, or any amount we set aside during the valuation period as a reserve for taxes attributable to the operation or maintenance of each Division; minus

                       - A charge not to exceed .0024547% for each day in the valuation period. This corresponds to 0.90% per year for mortality and expense risks; divided by

                       - The value of the assets at the end of the preceding valuation period.

                                     4.02

Loan Account           The cash value of the Loan Account as of the Investment
Cash Value             Start Date is zero.

                       The cash value of the Loan Account on any day after the Investment Start Date is equal to:

                       - The cash value of the Loan Account on the preceding business day, with interest; plus

                       - Any net amount transferred to the Loan Account from the Divisions of the Separate Account on that day; minus

                       -  Any loan repayments on that day.

Monthly Cost           The monthly cost of insurance for the following month is
of Insurance           deducted on the monthly anniversary date. The monthly
                       cost of insurance is 1, below, multiplied by the difference between 2 and 3 below:

                       1. The monthly cost of insurance rate.

                       2. The death benefit at the beginning of the certificate
                          month divided by 1.0040741.

                       3. The cash value at the beginning of the certificate
                          month, before the deduction of the monthly cost of insurance.

                       If the contract type is level and if there has been an increase in the face amount, then the cash value will first be considered a part of the face amount when the certificate was issued. If the cash value is greater than the initial face amount, it will then be considered a part of each increase in order, starting with the first increase.

Monthly Cost           At the beginning of each certificate year, the monthly
of Insurance           cost of insurance rate is determined using the insured's
Rates                  attained age. The monthly cost of insurance rate is based
                       on the attained age and rate class. For the initial face amount, we will use the rate class on the certificate date. For each increase, we will use the rate class applicable to the increase. If the death benefit equals a percentage of the cash value, any increase in cash value will cause an automatic increase in the death benefit.
                       The rate class for such increase will be the same as that used for the most recent increase that required proof that the insured was insurable by our standards.


                       The monthly cost of insurance rates will never exceed the rates shown on the Table of Guaranteed Monthly Cost of Insurance Rates page divided by 1,000. Any change in the cost of insurance rates will apply to all persons of the same age, and classification whose certificates have been in force for the same length of time.

First Year             The amount of additional monthly expense to be charged
Monthly Expense        during the first certificate year is shown on the
Charge                 certificate specifications page.


Monthly Expense        The amount of the monthly expense charge is shown on the
Charge                 certificate specifications page.

Monthly Deduction      The monthly deduction is:

                       1. The monthly cost of insurance; plus

                       2. The monthly cost of insurance for any rider included
                          with this certificate; plus

                       3. The monthly expense charge; plus

                       4. For the first certificate year, the first year monthly
                          expense charge.

                       The monthly deduction for a certificate month will be allocated among the Divisions of the Separate Account in the same proportion that the cash value in each Division bears to the total cash value of the certificate, minus the cash value in the Loan Account on the monthly anniversary.

Cash Surrender         The cash surrender value of this certificate is:
Value
                       1. The cash value at the time of surrender; less

                       2. Any loan and loan interest due; less

                       3. Any surrender charge.

                                     4.03

Surrender              You may surrender your certificate for its cash surrender
                       value at any time during the lifetime of the insured by sending us a written request. The cash surrender value will be determined as of the date we receive your written request. The cash surrender value will not be reduced by any monthly deduction due, if any, on that date for the following month.

Partial                After the first certificate year, you can make a partial
Withdrawals            withdrawal of cash subject to the following conditions:

                       - You may make up to one partial withdrawal each certificate month.

                       - The minimum amount of your net partial withdrawal request from any one Division must be at least $50.00 of a Division or your entire balance in that Division, if smaller.

                       - The total amount of your net partial withdrawal request at any one time must be at least $500.

                       - The amount of withdrawal obtained by partial withdrawal may not exceed the loan value.

Allocation of          You may allocate the partial withdrawal, subject to the
Partial                above conditions, among the Divisions of the Separate
Withdrawals            Account. If you do not specify the allocation, then the
                       partial withdrawal will be allocated among the Divisions of the Separate Account in the same proportion that the cash value in each Division bears to the total cash value of the certificate, minus the cash value in the Loan
                       Account on the date of the partial withdrawal.


                       If the contract type is level and the death benefit equals the face amount, then a partial withdrawal will decrease the face amount by an amount equal to the partial withdrawal plus the applicable surrender charge. The surrender charge will be allocated among the Divisions of the Separate Account in the same proportion that the partial withdrawal was allocated among the Divisions of the Separate Account. If the death benefit equals a percentage of the cash value then a partial withdrawal will decrease the face amount by any amount by which the partial withdrawal plus the applicable surrender charge exceeds the difference between the death benefit and the face amount. The face amount will be decreased in the following order:

                       1. The face amount at issue; and

                       2. Any increases in the same order in which they were
                          issued.

                       No partial withdrawal will be processed which will result in the face amount being decreased below the minimum face amount shown on the certificate specifications page.

                       We reserve the right to change the minimum amount or the number of times you may make a partial withdrawal. Each partial withdrawal is subject to an administrative charge equal to the lesser of $25.00 or 2% of the amount of the partial withdrawal.

Surrender Charge       If the certificate is surrendered, a surrender charge
                       will be applied:

                       1. With respect to the initial face amount and the number
                          of completed certificate years from the certificate date; and

                       2. With respect to each increase in face amount and the
                          number of completed years from the effective date of that increase.

                       The surrender charge amount for the initial face amount for the first certificate year will be the lesser of:

                       1. The Surrender Charge Factor multiplied by actual
                          premiums paid during the first certificate year to meet our minimum premium requirements; or

                       2. The Surrender Charge Factor multiplied by the
                          guideline annual premium. The guideline annual premium is shown on the surrender charge schedule page.

                       This amount as calculated at the end of the first certificate year will be used to determine the surrender charge for any decrease in the initial face amount or full cash surrender of the initial face amount in subsequent years.

                                     4.04

                       The surrender charge amount for an increase in face amount during the twelve certificate months following any increase will be the lesser of:

                       1. The Surrender Charge Factor multiplied by the premiums
                          that are allocated to that increase during the twelve certificate months following the increase; or

                       2. The Surrender Charge Factor multiplied by the
                          guideline annual premium for the increase. The guideline annual premium for the increase will be shown in the surrender charge schedule page for the increase.

                       This amount as calculated at the end of the first year following the effective date of the increase will be used to determine the surrender charge for any decrease in increased face amount or full cash surrender following the increase in subsequent years. The premium allocated to an increase for purposes of determining the surrender charge will be based on the rules established by the Securities and Exchange Commission and may include a part of the existing cash value.

                       The Surrender Charge Percentage for the initial face amount and any increase in face amount is shown on the surrender charge schedule page for the respective face amount.

                       The Surrender Charge Percentage multiplied by the surrender charge amount determines the appropriate surrender charge to be assessed.

                       The Surrender Charge Factor is shown on the surrender charge schedule page.

                       A surrender charge will apply to any decrease in face amount. A decrease in face amount may decrease some of the initial face amount and some or all of any increases in face amount as provided in Section 2. A partial withdrawal may cause a decrease in face amount as provided above and, therefore, a surrender charge may be taken. The amount of surrender charge applied because of a decrease in face amount is defined on the surrender charge schedule page for the face amount being decreased. The surrender charge for a decrease in face amount is deducted from the cash value on the effective date of the decrease.

Postponement           We will usually pay any amounts payable on surrender,
of Payments            partial withdrawal or certificate loan allocated to the
                       Divisions of the Separate Account within seven days after written notice is received. We will usually pay any death benefit proceeds within seven days after we receive due proof of claim. Payment of any amount payable on surrender, partial withdrawal, certificate loan or death may be postponed whenever:

                       1. The New York Stock Exchange or our home office are
                          closed (other than customary weekend and holiday closing) or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission;

                       2. The Securities and Exchange Commission, by order,
                          permits postponement for the protection of certificate owners; or

                       3. An emergency exists as determined by the Securities
                          and Exchange Commission, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of the Separate Account. Transfers may also be postponed under the circumstances listed above.

Continuation           If all premium payments cease, the insurance provided
of Insurance           under this certificate, including benefits provided by
                       any rider attached to this certificate will continue in accordance with the provisions of this certificate for as long as the cash surrender value is sufficient to cover the monthly deductions. Any remaining cash surrender value will be payable on the maturity date.

Basis of               The minimum cash values and net single premiums, if any,
Computation            are based on 1) 125 percent of the Commissioner's 1980
                       Standard Ordinary Mortality Table C age last birthday;
                       and 2) compound interest at 5% a year.

                       All values are at least equal to those required by any applicable law of the state that governs your certificate. We have filed a detailed statement of the method of calculating cash values and reserves with the insurance supervisory official of that state.

                                     4.05

               6.  PERSONS WITH AN INTEREST IN THE CERTIFICATE


Owner The insured is the original owner of this certificate unless someone else is shown as owner in the application. You, as owner, are entitled to all rights provided by this certificate, prior to its maturity date. Ownership may be changed in accordance with the Change of Owner or Beneficiary provision. After the maturity date, you cannot change the payee nor the mode of payment, unless otherwise provided in this certificate. Any person whose rights of ownership depend upon some future event will not possess any present rights of ownership. If there is more than one owner at a given time, all must exercise the rights of ownership, If you should die, and you are not the insured, your interest will go to your estate unless otherwise provided.

Beneficiary    The original beneficiary is shown in the application. You may change the beneficiary in accordance with the Change of Owner or Beneficiary provision. Unless otherwise stated, the beneficiary has no rights in this certificate before the death of the insured. If there is more than one beneficiary at the death of the insured, each will receive equal payments unless otherwise provided. If no beneficiary is living at the death of the insured the proceeds will be payable to you, if you are living, or to your estate.

Change of      During the insured's lifetime you may change the ownership and
Owner or       beneficiary designations. You must make the change in written
Beneficiary    form satisfactory to us. If acceptable to us it will take effect as of the time you signed the request, whether or not the insured is living when we receive your request at our home office. The change will be subject to any assignment of this certificate or other legal restrictions. It will also be subject to any payment we made or action we took before we received your written notice of the change. We have the right to require the certificate for endorsement before we accept the change.


               If you are also the beneficiary of the certificate at the time of the insured's death, you may designate some other person to receive the proceeds of the certificate within 60 days after the insured's death.

Assignments    We will not be bound by an assignment of the certificate or of any interest in it unless:

               1.  It is made as a written instrument,

               2. You file the original instrument or a certified copy with us at our home office, and

               3.  We send you an acknowledged copy.

               We are not responsible for the validity of any assignment. If a claim is based on an assignment, we may require proof of interest of the claimant. A valid assignment will take precedence over any claim of a beneficiary.

               7.  GENERAL PROVISIONS


Entire         We have issued this certificate in consideration of the
Contract       application and payment of premiums. The certificate, the
               application for it, and any application for an increase in face amount constitute the entire contract. Any application is attached and made a part of the certificate when the insurance applied for is accepted. The certificate may be changed by mutual agreement. Any change must be in writing and approved by our President, or Secretary. Our agents have no authority to alter or modify any terms, conditions, or agreements of this certificate, or to waive any of its provisions.


Conformity     If any provision in this certificate is in conflict with the laws
with           of the state which govern this certificate, the provision will be
Statutes       deemed to be amended to conform with such laws.

                                     6.01

Statements in       All statements made by the insured or on his or her behalf,
Application         or by the applicant, will be deemed representations and not warranties, except in the case of fraud. Material misstatements will not be used to void the certificate, or deny a claim unless made in the application.

Claims of           To the extent permitted by law, neither the certificate nor
Creditors           any payment under it will be subject to the claim of
                    creditors or to any legal process.

Right to Examine    You have the right to request us to cancel this certificate
Certificate         and receive a refund. The request must be made no later
                    than:

                    -  20 days after you received the certificate; or

                    -  45 days after the date you signed the application.

                    The refund will equal the premiums paid into this certificate.

Right to            You have the right to request us to cancel an increase in
Examine Increase    face amount and receive a refund. The request must be made
in Face Amount      no later than:

                    - 20 days from the date you received the new certificate specifications page for the increase; or

                    - 45 days after the date you signed the application for the increase.

                    The refund will equal the monthly deductions associated with that increase. If you do request us to cancel the increase but do not request a refund, the monthly deductions associated with that increase will be restored to the certificate's cash value. This amount will be allocated to the Divisions of the Separate Account in the same manner as it was deducted.

Conversion Rights   Once during the first two certificate years you have the
                    right, upon written request, to exchange this certificate for a life insurance policy that provides for benefits that do not vary with the investment return of the Divisions of the Separate Account. No evidence of insurability will be required. However, we will require that this certificate be in force and that you repay any existing indebtedness. At the time of the conversion, the new policy will have, at your option, either the same death benefit or the same difference between death benefit and cash value as this certificate. The new policy will also have the same issue date and issue age as this certificate. The planned premiums for the new policy will be based on our rates in effect for the same issue age and risk class as the original certificate.

                    You also have the right once during the first two years following the effective date of an increase in face amount to exchange the increased portion of this certificate for a life insurance policy that provides for fixed benefits. The provisions applicable to the conversion of the entire certificate described above are also applicable to a conversion of an increase in face amount.

Eligibility Change  If an insured's eligibility under the Contract ends due to
Conversion          the termination of the contract or termination of the
Privilege           employee's employment, your coverage, if still in force,
                    will convert automatically to an individual policy. Such individual policy will provide benefits which are identical to those provided under this certificate.

                    An amendment to convert the certificate to an individual policy will be mailed:

                    1. Within 31 days after we receive written notification that the employee's employment ended; or after the termination of the contract; and

                    2. Once any premium necessary to prevent the policy from lapsing is paid to us at our Home Office.

                    The planned premiums for this individual policy may be paid annually, semiannually, quarterly, or at other intervals we may establish from time to time. Additional premium payments may be made at any time subject to limitations identical to those contained in this certificate.

                                     6.02

Misstatement        If there is a misstatement of age in the application, the
of Age and          amount of the death benefit will be that which would be
Corrections         purchased by the most recent mortality charge at the correct age.

                    If we make any payment or certificate changes in good faith, relying on our records, or evidence supplied to us, our duty will be fully discharged. We reserve the right to correct any errors in the certificate.

Incontestability    We cannot contest this certificate after it has been in
                    force during the lifetime of the insured for two years from its certificate date. We cannot contest an increase in face amount with regard to material misstatements made concerning such increase after it has been in force during the lifetime of the insured for two years from its effective date. We cannot contest any reinstatement of this certificate after it has been in force during the lifetime of the insured for a period of two years from the date we approve the reinstatement. This provision will not apply to any rider which contains its own incontestability clause.

Suicide Exclusion   If the insured dies by suicide, while sane or insane, within two years from the certificate date (or within the maximum period permitted by law of the state in which this certificate was delivered, if less than two years), the amount payable will be limited to the amount of premiums paid, less any outstanding certificate loans with interest to the date of death, and less any partial withdrawals.

                    If the insured, while sane or insane, commits suicide within two years after the effective date of any increase in face amount, the death benefit for that increase will be limited to the monthly deductions for the increase.

                    This provision does not apply if the Group Contract is issued to a Missouri citizen, unless the insured intended suicide when this certificate or any increase in face amount was applied for.

Annual Report       Each year a report will be sent to you which shows the
                    current certificate values, premiums paid and deductions made since the last report, and any outstanding certificate loans.

Projection of       You may make a written request to us for a projection of
Benefits and        illustrative future cash values and death benefits. This
Values              projection will be furnished to you for a nominal fee.


                    8.  SEPARATE  ACCOUNT  PROVISIONS

Separate Account    The variable benefits under this certificate are provided
                    through investments in the Separate Account. This account is used for flexible premium variable life insurance policies and, if permitted by law, may be used for other policies or contracts as well.

                    We hold the assets of the Separate Account. These assets are held separately from the Company's general assets. Income, gains and losses --- whether or not realized --- from assets allocated to the Separate Account will be credited to or charged against the account without regard to our other income, gains or losses.

                    Assets held by the Separate Account will not be charged with liabilities that arise from any other business we may conduct. We have the right to transfer to the Company's general assets any assets of the Separate Account which are in excess of the reserves and other policy liabilities of the Separate Account.

                    The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. The Separate Account is also subject to the laws of the State of Missouri, which regulate the operations of insurance companies incorporated in Missouri. The investment policy of the Separate Account will not be changed without the approval of the Insurance Commissioner of the State of Missouri. The approval process is on file with the Insurance Commissioner of the state in which the contract was delivered.

                                     6.03

Divisions           The Separate Account has several Divisions which are shown on the certificate specifications page. The Separate Account will buy shares in the Funds identified on the certificate specifications page. Each Fund corresponds to a different investment portfolio.

                    Income, gains and losses --- whether or not realized---from the assets of each Division of the Separate Account are credited to or charged against that Division without regard to income, gains or losses in other Divisions of the Separate Account.

                    We will value the assets of each Division of the Separate Account at the end of each valuation period. A valuation period is the period between two successive valuation dates, commencing at the close of trading (currently 4:00 p.m. New York time) each valuation date and ending at the close of trading (currently 4:00 p.m. New York time) on the next succeeding valuation date. A valuation date is each day that the New York Stock Exchange and our home office are open for business or any other day that may be required by any applicable Securities and Exchange Commission Rules and Regulations.

Transfers           You may transfer amounts among the Divisions of the Separate
                    Account.

                    These transfers will be subject to the following conditions:

                    -  We must receive a written request for transfer.

                    - Transfers from or among the Divisions of the Separate Account may be made at any time and must be at least $250.00 or the entire amount you have in a Division, if smaller.

                    We may modify the transfer privilege at any time, including the minimum amount transferable, the frequency, and the transfer charge, if any.

Addition, Deletion  We reserve the right, subject to compliance with applicable
or Substitution     law, to make additions to, deletions from, or substitutions
of Investments      for the shares of a fund that are held by the Separate
                    Account or that the Separate Account may purchase. We reserve the right to eliminate the shares of any of the Funds and to substitute shares of another fund or of another registered open-end, investment company, if the shares or funds are no longer available for investment or if in our judgement, further investment in any fund should become inappropriate in view of the purpose of the policy or contract. We will not substitute any shares attributable to the owner's interest in a Division of the Separate Account without notice to the owner and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940. This will not prevent the Separate Account from purchasing other securities for other series or classes of policies, or from permitting conversion between series or classes of policies or contracts on the basis of requests made by owners.

                    We reserve the right to establish additional Divisions of the Separate Account, each of which would invest in a new fund or in shares of another open-end investment company and to make such Divisions available to such class or series of policies as we deem appropriate. Subject to any required regulatory approval, we also reserve the right to eliminate or combine existing Divisions of the Separate Account or to transfer assets between Divisions.

                    Subject to obtaining any necessary regulatory or owner approval, the Separate Account may be operated as a management company under the Investment Company Act of 1940; it may be deregistered under that Act in the event registration is no longer required; it may be combined with other separate accounts; or its assets may be transferred to other separate accounts.

                                     6.04

                    9.   PAYMENT OF BENEFITS

Payment             Payment will be made as provided on the face page.

                    If a beneficiary entitled to proceeds dies after the insured, and

                    1.   no settlement option elected by you is in effect, and

                    2. the deceased beneficiary has not chosen an option or requested the proceeds in cash, his or her proceeds will be paid as though he or she died before the insured.

Interest on         We will pay interest on single sum proceeds from the date of
Proceeds            the insured's death to the date of payment. Interest will be at an annual rate determined by us, but never less than the Guaranteed Settlement Option rate.

Election of         Prior to the maturity of the certificate, you may choose a
Settlement Options  settlement option. Upon the death of the insured, the proceeds will be placed under the settlement option chosen.
                    You may change or revoke an option during the lifetime of the insured. After the maturity of the certificate, a person entitled to receive payment in one sum may choose an option for his or her benefit, if you have not already done so.
                    With our consent, an option may be chosen for the benefit of another payee.

                    For you to choose an option, we must receive your written request at our home office prior to the insured's death. If the request is satisfactory to us, we will issue a written agreement showing the option you elected. The effective date of the election will be the date of the request, the certificate date, or the date the person who is making the election signed the agreement, whichever is the latest.

                    The Settlement Options are described below.

Settlement Options  (See Settlement Option Tables at the end of this section.)
                    Upon the maturity of the certificate or upon death of the insured, the proceeds may be placed under any of the following options:

                    Option A. Life Income.

                              We will pay equal monthly installments as long as the payee lives.

                    Option B. Life Income for Two Lives.

                              We will pay monthly installments jointly to two named payees if both are living when the installments become payable. One payee will be designated as primary payee. Full installments will continue so long as the primary payee is living. If the primary payee dies after installments begin, full installments or installments of 1/2 or 2/3, (whichever you elected when applying for this option) will continue to the other payee during his or her lifetime.

                    Option C. Income for Specified Number of Years and Life
                              Thereafter.

                              We will pay monthly installments beginning on the effective date of the option and continuing for 5, 10, 15 or 20 years certain, as may be chosen, and after that, during the payee's lifetime.

                    Option D. Life Income With Cash Refund.

                              We will pay monthly installments as long as the payee lives. If the payee dies before the total amounts paid equal the proceeds applied, we pay the difference in one sum.

                    Option E. Installments of a Specified Amount.

                              We will pay installments at dates and in amounts chosen by the owner at the time of option request with our approval. We will continue to make payments until all of the proceeds, with interest, are paid. The final payment will not exceed the unpaid balance.

                    Option F. Income for Specified Number of Years.

                              We will pay monthly installments beginning on the effective date of the option and continuing for a specified number of years, not to exceed 30 years.

                                     7.01

                    Option G. Interest.

                              We will hold the proceeds on deposit during the payee's lifetime or for any other period selected with our approval. Interest may be accumulated or received in monthly, quarterly, semiannual, or annual payments, as may be chosen. Interest begins to accrue as of the effective date of the option.

Payee               A person who receives benefits under an option is a payee.
                    Except for a legal guardian, a payee must be a natural person receiving benefits in his or her own right. With our consent, the payee may be a trustee, assignee, corporation, or partnership.

Guaranteed          We use a guaranteed effective annual rate of 4% in computing
Settlement Option   payments under all options. We may pay interest in excess of
Interest Rate       this amount.

Minimum Amounts     The minimum amount that can be placed under an option and
(for each payee)    the minimum amount of any payments under an option will be based on our rules at the time the option is to become effective.

                    The required minimum amount to be placed under an option will never be more than $5,000, nor shall the minimum amount of any payment be set at more than $50 per month.

Life Income         Life Income Options are based on the payee's age nearest
Options             birthday on the settlement option effective date. We have
                    the right to require satisfactory proof of age. f the age has been incorrectly stated, the proper adjustment in payments will be made. We may also require proof that the payee is living on any payment due date.

Death of Payee      If a payee dies, any amount still payable under an option
                    will be paid as it becomes due surviving or next succeeding payee. If no designated payee survives, any amount payable in one sum, or the commuted value of any unpaid installments, will be paid in one sum to the estate of the last payee to die.

First Payment       We will make the first payment under an option other than
                    Option G as of the option effective date. We will pay interest under Option G at the end of each period selected for payment.

Rights Under        No payee has the right to make any change in the provisions
Settlement Options  of the settlement option agreement or to receive the proceeds in any manner other than that stated in the settlement option agreement, unless such right was reserved in the settlement option agreement. The right may be reserved to the payee to withdraw all or part of any amount held under Options G and E, including any interest, or the commuted value of any unpaid installments under Option F. We will not make any payments in advance, nor commute installments under any life income option. Under a partial withdrawal right, the number of withdrawals allowed per year and the minimum amount of each withdrawal shall be determined by our rules in effect at the time of the request for a partial withdrawal, unless otherwise specified in the agreement.

Basis of            Commutation of installments will be at the effective annual
Commutation         rate of 4% compounded annually.

                                     7.02

Contingent Payee    The payee may name contingent payees, subject to any
                    restrictions under a settlement option chosen during the insured's lifetime, under the following conditions:

                    1.   If you are the payee; or

                    2. If the payee has the right to withdraw the entire amount under the option, even though contingent payees may have been previously named; or

                    3. If at any time after the insured's death and during the option period no previously named contingent payee is living.

                    Designations made by the payee under these provisions may be changed by the payee. Such changes must be made by written request satisfactory to us. Changes will only take effect when we accept them in writing at our home office. At that time, the contingent interest of any other person is terminated as of the date the payee signed the request, whether or not the payee is living when we receive the request.

Extended            Provisions for settlement of proceeds different from those
Provisions          stated in this certificate may only be made upon written
                    agreement with us.

Company Liability   We will be fully discharged by any payment we make when a
                    written request for an election, change, or revocation is made and is received in our home office.

                                     7.03

                           SETTLEMENT OPTION TABLES

                                                          FOR EACH $1,000
-----------------------------------------------------------------------------------------------------------------------------------

                                                     OPTION  A - LIFE  INCOME
-----------------------------------------------------------------------------------------------------------------------------------
                    MONTHLY                            MONTHLY                             MONTHLY                       MONTHLY
AGE OF PAYEE     INSTALLMENTS     AGE OF PAYEE      INSTALLMENTS      AGE OF PAYEE      INSTALLMENTS     AGE OF PAYEE  INSTALLMENTS
-----------------------------------------------------------------------------------------------------------------------------------
     15            $3.58              35               $3.99              55                $5.09
     16             3.59              36                4.02              56                 5.17            75           $ 8.30
     17             3.61              37                4.05              57                 5.27            76             8.60
     18             3.62              38                4.09              58                 5.36            77             8.93
     19             3.63              39                4.13              59                 5.46            78             9.28
-----------------------------------------------------------------------------------------------------------------------------------
     20             3.65              40                4.16              60                 5.57            79             9.67
     21             3.67              41                4.21              61                 5.68            80            10.08
     22             3.68              42                4.25              62                 5.80            81            10.53
     23             3.70              43                4.30              63                 5.93            82            11.02
     24             3.72              44                4.35              64                 6.06            83            11.54
-----------------------------------------------------------------------------------------------------------------------------------
     25             3.74              45                4.40              65                 6.20            84            12.11
     26             3.76              46                4.45              66                 6.35          85 AND          12.73
     27             3.78              47                4.51              67                 6.51           OVER
     28             3.80              48                4.57              68                 6.69
     29             3.82              49                4.63              69                 6.87
-----------------------------------------------------------------------------------------------------------------------------------
     30             3.85              50                4.70              70                 7.07
     31             3.87              51                4.77              71                 7.28
     32             3.90              52                4.84              72                 7.51
     33             3.93              53                4.92              73                 7.75
     34             3.95              54                5.00              74                 8.01
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                OPTION B-MONTHLY INSTALLMENTS-JOINT AND ONE-HALF TO SECONDARY PAYEE
-----------------------------------------------------------------------------------------------------------------------------------
 AGE OF
PRIMARY                                              AGE OF SECONDARY PAYEE **
PAYEE**
------------------------------------------------------------------------------------------------------------------------------------

         45    46    47    48    49    50    51    52    53    54    55    56    57    58    59    60    61    62    63    64    65
------------------------------------------------------------------------------------------------------------------------------------
    55 $4.64 $4.66 $4.68 $4.70 $4.72 $4.74 $4.75 $4.77 $4.78 $4.79 $4.80 $4.81 $4.82 $4.83 $4.83 $4.84 $4.85 $4.85 $4.86 $4.86 $4.87
    56  4.68  4.71  4.73  4.75  4.77  4.79  4.81  4.83  4.84  4.85  4.87  4.88  4.89  4.90  4.90  4.91  4.92  4.93  4.93  4.94  4.94
    57  4.73  4.75  4.78  4.80  4.82  4.84  4.87  4.88  4.90  4.92  4.93  4.95  4.96  4.97  4.98  4.99  5.00  5.00  5.01  5.02  5.02
    58  4.77  4.80  4.82  4.85  4.87  4.90  4.92  4.94  4.96  4.98  5.00  5.01  5.03  5.04  5.05  5.06  5.07  5.08  5.09  5.10  5.11
    59  4.81  4.84  4.87  4.90  4.93  4.95  4.98  5.00  5.02  5.05  5.07  5.08  5.10  5.12  5.13  5.14  5.15  5.17  5.18  5.18  5.19
------------------------------------------------------------------------------------------------------------------------------------
    60  4.86  4.89  4.92  4.95  4.98  5.01  5.04  5.06  5.09  5.11  5.13  5.15  5.17  5.19  5.21  5.22  5.24  5.25  5.26  5.27  5.28
    61  4.90  4.94  4.97  5.00  5.03  5.06  5.09  5.12  5.15  5.18  5.20  5.23  5.25  5.27  5.29  5.31  5.32  5.34  5.35  5.36  5.38
    62  4.95  4.98  5.02  5.05  5.09  5.12  5.15  5.18  5.21  5.24  5.27  5.30  5.32  5,35  5.37  5.39  5.41  5.43  5.44  5.46  5.47
    63  5.00  5.03  5.07  5.11  5.14  5.18  5.21  5.24  5.28  5.31  5.34  5.37  5.40  5.43  5.45  5.48  5.50  5.52  5.54  5.55  5.57
    64  5.05  5.09  5.12  5.16  5.20  5.23  5.27  5.31  5.34  5.38  5.41  5.45  5.48  5.51  5.54  5.56  5.59  5.61  5.63  5.65  5.67
------------------------------------------------------------------------------------------------------------------------------------
    65  5.10  5.14  5.18  5.21  5.25  5.29  5.33  5.37  5.41  5.45  5.48  5.52  5.56  5.59  5.62  5.65  5.68  5.71  5.73  5.76  5.78
    66  5.15  5.19  5.23  5.27  5.31  5.35  5.40  5.44  5.48  5.52  5.56  5.60  5.64  5.67  5.71  5.74  5.78  5.81  5.84  5.86  5.89
    67  5.21  5.25  5.29  5.33  5.37  5.42  5.46  5.50  5.55  5.59  5.63  5.68  5.72  5.76  5.80  5.84  5.87  5.91  5.94  5.97  6.00
    68  5.27  5.31  5.35  5.39  5.44  5.48  5.53  5.57  5.62  5.67  5.71  5.76  5.80  5.85  5.89  5.93  5.97  6.01  6.05  6.08  6.12
    69  5.33  5.37  5.41  5.46  5.50  5.55  5.60  5.65  5.69  5.74  5.79  5.84  5.89  5.94  5.98  6.03  6.07  6.12  6.16  6.20  6.24

------------------------------------------------------------------------------------------------------------------------------------
    70  5.39  5.43  5.48  5.52  5.57  5.62  5.67  5.72  5.77  5.82  5.87  5.92  5.98  6.03  6.08  6.13  6.18  6.23  6.27  6.32  6.36
    71  5.45  5.50  5.55  5.59  5.64  5.69  5.74  5.80  5.85  5.90  5.96  6.01  6.07  6.12  6.18  6.23  6.28  6.34  6.39  6.44  6.49
    72  5.52  5.57  5.62  5.67  5.72  5.77  5.82  5.87  5.93  5.99  6.04  6.10  6.16  6.22  6.28  6.33  6.39  6.45  6.51  6.56  6.62
    73  5.59  5.64  5.69  5.74  5.79  5.85  5.90  5.96  6.01  6.07  6.13  6.19  6.25  6.32  6.38  6.44  6.50  6.57  6.63  6.69  6.75
    74  5.66  5.71  5.76  5.82  5.87  5.92  5.98  6.04  6.10  6.16  6.22  6.29  6.35  6.42  6.48  6.55  6.62  6.68  6.75  6.82  6.89
------------------------------------------------------------------------------------------------------------------------------------
    75  5.74  5.79  5.84  5.89  5.95  6.01  6.07  6.13  6.19  6.25  6.32  6.38  6.45  6.52  6.59  6.66  6.73  6.81  6.88  6.95  7.02
    76  5.81  5.86  5.92  5.97  6.03  6.09  6.15  6.22  6.28  6.35  6.41  6.48  6.55  6.63  6.70  6.77  6.85  6.93  7.01  7.08  7.17
    77  5.89  5.94  6.00  6.06  6.12  6.18  6.24  6.31  6.37  6.44  6.51  6.58  6.66  6.73  6.81  6.89  6.97  7.05  7.14  7.22  7.31
    78  5.97  6.03  6.08  6.14  6.20  6.27  6.33  6.40  6.47  6.54  6.61  6.69  6.77  6.85  6.93  7.01  7.10  7.18  7.27  7.36  7.46
    79  6.05  6.11  6.17  6.23  6.29  6.36  6.43  6.50  6.57  6.64  6.72  6.80  6.88  6.96  7.04  7.13  7.22  7.32  7.41  7.51  7.61
------------------------------------------------------------------------------------------------------------------------------------
    80  6.14  6.20  6.26  6.32  6.39  6.45  6.52  6.60  6.67  6.75  6.82  6.91  6.99  7.08  7.17  7.26  7.35  7.45  7.55  7.65  7.76
------------------------------------------------------------------------------------------------------------------------------------

** FOR ADDITIONAL AGE COMBINATIONS, THE PROPER RATES WILL BE PROVIDED UPON REQUEST TO THE HOME OFFICE.

                                     7.04

                                                          FOR EACH $1,000

------------------------------------------------------------------------------------------------------------------------------------
                               OPTION B-MONTHLY INSTALLMENTS-JOINT AND TWO-THIRDS TO SECONDARY PAYEE
------------------------------------------------------------------------------------------------------------------------------------
AGE OF PRIMARY                                              AGE OF SECONDARY PAYEE **
   PAYEE**
------------------------------------------------------------------------------------------------------------------------------------
         45   46    47     48    49    50    51    52    53    54    55    56    57    58    59    60    61    62    63    64    65
------------------------------------------------------------------------------------------------------------------------------------
  55   $4.51 $4.54 $4.56 $4.59 $4.61 $4.63 $4.65 $4.67 $4.69 $4.70 $4.71 $4.73 $4.74 $4.75 $4.75 $4.76 $4.77 $4.78 $4.78 $4.79 $4.80
  56    4.54  4.57  4.60  4.63  4.65  4.68  4.70  4.72  4.74  4.76  4.77  4.79  4.80  4.81  4.82  4.83  4.84  4.85  4.86  4.86  4.87
  57    4.57  4.60  4.63  4.66  4.69  4.72  4.74  4.77  4.79  4.81  4.83  4.85  4.86  4.88  4.89  4.90  4.91  4.92  4.93  4.94  4.95
  58    4.60  4.63  4.67  4.70  4.73  4.76  4.79  4.82  4.84  4.87  4.89  4.91  4.93  4.94  4.96  4.97  4.98  5.00  5.01  5.02  5.03
  59    4.63  4.67  4.70  4.74  4.77  4.80  4.83  4.86  4.89  4.92  4.94  4.97  4.99  5.01  5.03  5.04  5.06  5.07  5.09  5.10  5.11
------------------------------------------------------------------------------------------------------------------------------------
  60    4.66  4.70  4.74  4.77  4.81  4.84  4.88  4.91  4.94  4.97  5.00  5.03  5.05  5.08  5.10  5.12  5.13  5.15  5.17  5.18  5.19
  61    4.69  4.73  4.77  4.81  4.85  4.88  4.92  4.96  4.99  5.03  5.06  5.09  5.12  5.14  5.17  5.19  5.21  5.23  5.25  5.26  5.28
  62    4.72  4.76  4.80  4.84  4.88  4.93  4.97  5.00  5.04  5.08  5.11  5.15  5.18  5.21  5.24  5.26  5.29  5.31  5.33  5.35  5.37
  63    4.75  4.79  4.84  4.88  4.92  4.97  5.01  5.05  5.09  5.13  5.17  5.21  5.24  5.28  5.31  5.34  5.37  5.39  5.42  5.44  5.46
  64    4.78  4.83  4.87  4.92  4.96  5.01  5.05  5.10  5.14  5.18  5.23  5.27  5.31  5.34  5.38  5.41  5.45  5.48  5.50  5.53  5.55
------------------------------------------------------------------------------------------------------------------------------------
  65    4.81  4.86  4.91  4.95  5.00  5.05  5.09  5.14  5.19  5.23  5.28  5.33  5.37  5.41  5.45  5.49  5.53  5.56  5.59  5.62  5.65
  66    4.85  4.89  4.94  4.99  5.04  5.09  5.14  5.19  5.24  5.29  5.34  5.38  5.43  5.48  5.52  5.56  5.61  5.64  5.68  5.72  5.75
  67    4.88  4.93  4.98  5.03  5.08  5.13  5.18  5.23  5.29  5.34  5.39  5.44  5.49  5.54  5.59  5.64  5.69  5.73  5.77  5.81  5.85
  68    4.92  4.97  5.02  5.07  5.12  5.17  5.23  5.28  5.34  5.39  5.45  5.50  5.56  5.61  5.66  5.72  5.77  5.82  5.86  5.91  5.95
  69    4.96  5.00  5.06  5.11  5.16  5.22  5.27  5.33  5.39  5.44  5.50  5.56  5.62  5.68  5.74  5.79  5.85  5.90  5.95  6.00  6.05
------------------------------------------------------------------------------------------------------------------------------------
  70    4.99  5.04  5.10  5.15  5.20  5.26  5.32  5.38  5.44  5.50  5.56  5.62  5.68  5.74  5.81  5.87  5.93  5.99  6.05  6.10  6.16
  71    5.03  5.08  5.14  5.19  5.25  5.31  5.37  5.43  5.49  5.55  5.62  5.68  5.75  5.81  5.88  5.94  6.01  6.07  6.14  6.20  6.26
  72    5.07  5.13  5.18  5.24  5.29  5.35  5.42  5.48  5.54  5.61  5.67  5.74  5.81  5.88  5.95  6.02  6.09  6.16  6.23  6.30  6.37
  73    5.11  5.17  5.22  5.28  5.34  5.40  5.47  5.53  5.60  5.66  5.73  5.80  5.87  5.95  6.02  6.10  6.17  6.25  6.32  6.40  6.47
  74    5.16  5.21  5.27  5.33  5.39  5.45  5.52  5.58  5.65  5.72  5.79  5.86  5.94  6.02  6.09  6.17  6.25  6.33  6.42  6.50  6.58
------------------------------------------------------------------------------------------------------------------------------------
  75    5.20  5.26  5.31  5.37  5.44  5.50  5.57  5.64  5.71  5.78  5.85  5.93  6.01  6.08  6.17  6.25  6.33  6.42  6.51  6.60  6.68
  76    5.24  5.30  5.36  5.42  5.49  5.55  5.62  5.69  5.76  5.84  5.91  5.99  6.07  6.15  6.24  6.33  6.42  6.51  6.60  6.69  6.79
  77    5.29  5.35  5.41  5.47  5.54  5.60  5.67  5.74  5.82  5.89  5.97  6.05  6.14  6.22  6.31  6.40  6.50  6.59  6.69  6.79  6.89
  78    5.34  5.40  5.46  5.52  5.59  5.66  5.73  5.80  5.88  5.95  6.03  6.12  6.20  6.29  6.39  6.48  6.58  6.68  6.78  6.89  7.00
  79    5.38  5.44  5.51  5.57  5.64  5.71  5.78  5.86  5.93  6.01  6.10  6.18  6.27  6.36  6.46  6.56  6.66  6.77  6.88  6.99  7.10
------------------------------------------------------------------------------------------------------------------------------------
  80    5.43  5.49  5.56  5.62  5.69  5.76  5.84  5.91  5.99  6.08  6.16  6.25  6.34  6.44  6.53  6.64  6.74  6.85  6.97  7.09  7.21
------------------------------------------------------------------------------------------------------------------------------------

                                 OPTION B-MONTHLY INSTALLMENTS-JOINT AND EQUAL TO SECONDARY PAYEE
------------------------------------------------------------------------------------------------------------------------------------

AGE OF PRIMARY                                              AGE OF SECONDARY PAYEE **
   PAYEE**
------------------------------------------------------------------------------------------------------------------------------------
         50    51    52    53    54    55    56    57    58    59    60    61    62    63    64    65    66    67    68    69    70
------------------------------------------------------------------------------------------------------------------------------------
  50   $4.27 $4.28 $4.29 $4.30 $4.30 $4.31 $4.31 $4.32 $4.32 $4.33 $4.33 $4.33 $4.34 $4.34 $4.35 $4.35 $4.36 $4.37 $4.37 $4.38 $4.38
  51    4.28  4.32  4.33  4.34  4.35  4.36  4.36  4.37  4.37  4.38  4.38  4.39  4.40  4.40  4.41  4.41  4.42  4.42  4.43  4.44  4.44
  52    4.29  4.33  4.37  4.38  4.39  4.40  4.41  4.42  4.43  4.43  4.44  4.45  4.45  4.46  4.47  4.47  4.48  4.49  4.49  4.50  4.51
  53    4.30  4.34  4.38  4.43  4.44  4.45  4.46  4.47  4.48  4.49  4.50  4.51  4.51  4.52  4.53  4.53  4.54  4.55  4.56  4.56  4.57
  54    4.30  4.35  4.39  4.44  4.49  4.50  4.51  4.53  4.54  4.55  4.56  4.57  4.57  4.58  4.59  4.60  4.61  4.62  4.62  4.63  4.64
------------------------------------------------------------------------------------------------------------------------------------
  55    4.31  4.36  4.40  4.45  4.50  4.55  4.56  4.58  4.59  4.60  4.62  4.63  4.64  4.65  4.66  4.67  4.67  4.68  4.69  4.70  4.71
  56    4.31  4.36  4.41  4.46  4.51  4.56  4.61  4.63  4.65  4.66  4.68  4.69  4.70  4.71  4.72  4.73  4.74  4.75  4.76  4.77  4.78
  57    4.32  4.37  4.42  4.47  4.53  4.58  4.63  4.68  4.70  4.72  4.74  4.75  4.77  4.78  4.79  4.80  4.81  4.83  4.84  4.85  4.86
  58    4.32  4.37  4.43  4.48  4.54  4.59  4.65  4.70  4.76  4.78  4.80  4.81  4.83  4.85  4.86  4.88  4.89  4.90  4.91  4.92  4.93
  59    4.33  4.38  4.43  4.49  4.55  4.60  4.66  4.72  4.78  4.83  4.86  4.88  4.90  4.92  4.93  4.95  4.96  4.98  4.99  5.00  5.02
------------------------------------------------------------------------------------------------------------------------------------
  60    4.33  4.38  4.44  4.50  4.56  4.62  4.68  4.74  4.80  4.86  4.92  4.94  4.96  4.98  5.00  5.02  5.04  5.06  5.07  5.09  5.10
  61    4.33  4.39  4.45  4.51  4.57  4.63  4.69  4.75  4.81  4.88  4.94  5.00  5.03  5.05  5.08  5.10  5.12  5.14  5.16  5.17  5.19
  62    4.34  4.40  4.45  4.51  4.57  4.64  4.70  4.77  4.83  4.90  4.96  5.03  5.10  5.12  5.15  5.18  5.20  5.22  5.24  5.26  5.28
  63    4.34  4.40  4.46  4.52  4.58  4.65  4.71  4.78  4.85  4.92  4.98  5.05  5.12  5.19  5.22  5.25  5.28  5.31  5.33  5.35  5.37
  64    4.35  4.41  4.47  4.53  4.59  4.66  4.72  4.79  4.86  4.93  5.00  5.08  5.15  5.22  5.30  5.33  5.36  5.39  5.42  5.44  5.47
------------------------------------------------------------------------------------------------------------------------------------
  65    4.35  4.41  4.47  4.53  4.60  4.67  4.73  4.80  4.88  4.95  5.02  5.10  5.18  5.25  5.33  5.41  5.45  5.48  5.51  5.54  5.56
  66    4.36  4.42  4.48  4.54  4.61  4.67  4.74  4.81  4.89  4.96  5.04  5.12  5.20  5.28  5.36  5.45  5.53  5.57  5.60  5.64  5.67
  67    4.37  4.42  4.49  4.55  4.62  4.68  4.75  4.83  4.90  4.98  5.06  5.14  5.22  5.31  5.39  5.48  5.57  5.66  5.70  5.73  5.77
  68    4.37  4.43  4.49  4.56  4.62  4.69  4.76  4.84  4.91  4.99  5.07  5.16  5.24  5.33  5.42  5.51  5.60  5.70  5.79  5.83  5.87
  69    4.38  4.44  4.50  4.56  4.63  4.70  4.77  4.85  4.92  5.00  5.09  5.17  5.26  5.35  5.44  5.54  5.64  5.73  5.83  5.94  5.98
------------------------------------------------------------------------------------------------------------------------------------
  70    4.38  4.44  4.51  4.57  4.64  4.71  4.78  4.86  4.93  5.02  5.10  5.19  5.28  5.37  5.47  5.56  5.67  5.77  5.87  5.98  6.09
  71    4.39  4.45  4.51  4.58  4.65  4.72  4.79  4.87  4.94  5.03  5.11  5.20  5.29  5.39  5.49  5.59  5.69  5.80  5.91  6.03  6.14
  72    4.39  4.45  4.52  4.58  4.65  4.72  4.80  4.87  4.95  5.04  5.12  5.21  5.31  5.40  5.51  5.61  5.72  5.83  5.95  6.07  6.19
  73    4.40  4.46  4.52  4.59  4.66  4.73  4.81  4.88  4.96  5.05  5.14  5.23  5.32  5.42  5.52  5.63  5.74  5.86  5.98  6.10  6.23
  74    4.41  4.47  4.53  4.60  4.67  4.74  4.81  4.89  4.97  5.06  5.15  5.24  5.34  5.44  5.54  5.65  5.77  5.88  6.01  6.14  6.27
------------------------------------------------------------------------------------------------------------------------------------
  75    4.41  4.47  4.54  4.60  4.67  4.75  4.82  4.90  4.98  5.07  5.16  5.25  5.35  5.45  5.56  5.67  5.79  5.91  6.04  6.17  6.31
------------------------------------------------------------------------------------------------------------------------------------

** FOR ADDITIONAL AGE COMBINATIONS, THE PROPER RATES WILL BE PROVIDED UPON REQUEST TO THE HOME OFFICE.

                                     7.05

                                                          FOR EACH $1,000

-----------------------------------------------------------------------------------------------------------------------------
                                     OPTION C-MONTHLY INSTALLMENTS CERTAIN AND LIFE THEREAFTER
-----------------------------------------------------------------------------------------------------------------------------
               MONTHLY INSTALLMENTS                    MONTHLY INSTALLMENTS                      MONTHLY INSTALLMENTS
AGE OF      --------------------------    AGE OF    --------------------------      AGE OF    --------------------------
PAYEE        NUMBER OF YEARS CERTAIN      PAYEE      NUMBER OF YEARS CERTAIN        PAYEE      NUMBER OF YEARS CERTAIN
-----------------------------------------------------------------------------------------------------------------------------
               5     10     15     20                  5     10     15     20                    5     10     15      20
-----------------------------------------------------------------------------------------------------------------------------
 15         $3.58  $3.58  $3.58  $3.57      40      $4.16  $4.15  $4.14  $4.11        65      $ 6.14  $5.96  $5.69  $5.36
 16          3.59   3.59   3.59   3.58      41       4.20   4.19   4.18   4.15        66        6.28   6.08   5.78   5.42
 17          3.61   3.60   3.60   3.60      42       4.25   4.24   4.22   4.18        67        6.43   6.21   5.87   5.48
 18          3.62   3.62   3.61   3.61      43       4.29   4.28   4.26   4.22        68        6.59   6.34   5.97   5.53
 19          3.63   3.63   3.63   3.62      44       4.34   4.33   4.30   4.26        69        6.77   6.48   6.06   5.58
-----------------------------------------------------------------------------------------------------------------------------
 20          3.65   3.65   3.64   3.64      45       4.39   4.38   4.35   4.30        70        6.95   6.62   6.16   5.64
 21          3.66   3.66   3.66   3.65      46       4.45   4.43   4.40   4.34        71        7.14   6.77   6.25   5.69
 22          3.68   3.68   3.68   3.67      47       4.50   4.48   4.44   4.39        72        7.35   6.93   6.35   5.73
 23          3.70   3.70   3.69   3.69      48       4.56   4.54   4.50   4.43        73        7.57   7.09   6.44   5.77
 24          3.72   3.71   3.71   3.70      49       4.63   4.60   4.55   4.48        74        7.81   7.26   6.54   5.81
-----------------------------------------------------------------------------------------------------------------------------
 25          3.74   3.73   3.73   3.72      50       4.69   4.66   4.60   4.53        75        8.05   7.43   6.63   5.85
 26          3.76   3.75   3.75   3.74      51       4.76   4.72   4.66   4.57        76        8.32   7.60   6.72   5.88
 27          3.78   3.77   3.77   3.76      52       4.83   4.79   4.72   4.62        77        8.60   7.78   6.80   5.91
 28          3.80   3.79   3.79   3.78      53       4.91   4.86   4.78   4.67        78        8.90   7.96   6.88   5.93
 29          3.82   3.82   3.81   3.80      54       4.98   4.93   4.84   4.73        79        9.21   8.14   6.95   5.95
-----------------------------------------------------------------------------------------------------------------------------
 30          3.84   3.84   3.84   3.83      55       5.07   5.01   4.91   4.78        80        9.55   8.32   7.02   5.96
 31          3.87   3.87   3.86   3.85      56       5.15   5.08   4.98   4.84        81        9.90   8.50   7.08   5.98
 32          3.90   3.89   3.89   3.88      57       5.24   5.17   5.05   4.89        82       10.27   8.67   7.13   5.98
 33          3.92   3.92   3.91   3.90      58       5.33   5.25   5.12   4.95        83       10.66   8.84   7.18   5.99
 34          3.95   3.95   3.94   3.93      59       5.43   5.34   5.19   5.01        84       11.06   9.01   7.22   5.99
-----------------------------------------------------------------------------------------------------------------------------
 35          3.98   3.98   3.97   3.96      60       5.54   5.43   5.27   5.06        85 &     11.48   9.16   7.25   6.00
 36          4.02   4.01   4.00   3.98      61       5.64   5.53   5.35   5.12        OVER
 37          4.05   4.04   4.03   4.02      62       5.76   5.63   5.43   5.18
 38          4.09   4.08   4.07   4.05      63       5.88   5.73   5.51   5.24
 39          4.12   4.12   4.10   4.08      64       6.00   5.84   5.60   5.30

-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------        -------------------------------
                                                                                                          OPTION F
                         OPTION D-MONTHLY INSTALLMENTS-CASH REFUND                                      INSTALLMENTS
                                                                                                           CERTAIN
--------------------------------------------------------------------------------------        -------------------------------
AGE OF          MONTHLY        AGE OF        MONTHLY        AGE OF         MONTHLY             YEARS          MONTHLY
PAYEE        INSTALLMENTS      PAYEE       INSTALLMENTS     PAYEE        INSTALLMENTS         CERTAIN       INSTALLMENTS
--------------------------------------------------------------------------------------        -------------------------------
 15              $3.57           45            $4.28                         $6.71                1            $84.83
 16               3.58           46             4.32          75              6.85                2             43.25
 17               3.59           47             4.36          76              7.02                3             29.39
 18               3.60           48             4.40          77              7.17                4             22.47
 19               3.62           49             4.45          78              7.34                5             18.32
--------------------------------------------------------------------------------------        -------------------------------
 20               3.63           50             4.50          79              7.51                6             15.56
 21               3.65           51             4.55          80              7.70                7             13.59
 22               3.66           52             4.60          81              7.87                8             12.11
 23               3.68           53             4.65          82              8.06                9             10.97
 24               3.69           54             4.71          83              8.25               10             10.06
--------------------------------------------------------------------------------------        -------------------------------
 25               3.71           55             4.77          84              8.46               11              9.31
 26               3.73           56             4.83         85 &                                12              8.69
 27               3.75           57             4.89         OVER                                13              8.17
 28               3.77           58             4.96                                             14              7.72
 29               3.79           59             5.03                                             15              7.34
--------------------------------------------------------------------------------------        -------------------------------
 30               3.81           60             5.10                                             16              7.00
 31               3.84           61             5.18                                             17              6.70
 32               3.86           62             5.26                                             18              6.44
 33               3.89           63             5.34                                             19              6.21
 34               3.91           64             5.43                                             20              6.00
--------------------------------------------------------------------------------------        -------------------------------
 35               3.94           65             5.52                                             21              5.81
 36               3.97           66             5.62                                             22              5.64
 37               4.00           67             5.72                                             23              5.49
 38               4.03           68             5.82                                             24              5.35
 39               4.06           69             5.93                                             25              5.22
--------------------------------------------------------------------------------------        -------------------------------
 40               4.09           70             6.05                                             26              5.10
 41               4.12           71             6.17                                             27              4.99
 42               4.16           72             6.30                                             28              4.89
 43               4.20           73             6.43                                             29              4.80
 44               4.24           74             6.57                                             30              4.72
--------------------------------------------------------------------------------------        -------------------------------

                                     7.06